CONSTELLATION ENERGY GROUP, INC. BENEFITS RESTORATION PLAN (As Amended and Restated Effective January 1, 2025)

- 1 - CONSTELLATION ENERGY GROUP, INC. BENEFITS RESTORATION PLAN (As Amended and Restated Effective January 1, 2025) 1. Purpose and Nature of the Plan. Constellation Energy Group, Inc. previously established the Constellation Energy Group, Inc. Benefits Restoration Plan (the “Plan”). Exelon Corporation (“Exelon”) previously assumed sponsorship of the Plan following the merger of Constellation Energy Group and Exelon. Exelon maintains the Plan as an unfunded retirement plan for employees of the Company and its subsidiaries whose benefits under the Pension Plan of Constellation Energy Group, Inc. are affected by Internal Revenue Code Limitations. The Plan is divided into sections that separately address benefits earned and vested on or after January 1, 2005, which are subject to Internal Revenue Code section 409A, and benefits earned and vested before January 1, 2005, which are “grandfathered” under Internal Revenue Code section 409A. Effective February 1, 2022, the Constellation Energy Nuclear Group, LLC Benefits Restoration Plan merged into this Plan. 2. Definitions. All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Pension Plan. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below: “Company” means for periods on and after the Effective Time, Exelon Corporation, a Pennsylvania corporation, or any successor or successors, and for periods prior to the Effective Time, Constellation Energy Group or Constellation Energy Nuclear Group, LLC, as applicable. “Constellation Energy Group” means Constellation Energy Group, Inc., a Maryland corporation. “Effective Time” means, with respect to Constellation Energy Group, the effective time of the merger described in the Agreement and Plan of Merger, dated as of April 28, 2011, by and among Exelon Corporation, Bolt Acquisition Corporation and Constellation Energy Group, Inc., and, with respect to Constellation Energy Nuclear Group, LLC, July 14, 2014. “Internal Revenue Code Limitations” means the limitations under Sections 415 and/or 401(a)(17) of the Internal Revenue Code. “Key Employee” means an employee listed each year by the Company on the Key Employee list as required by Treasury Regulation 1.409A-1(i), which shall generally be comprised of officers, and shall include but not be limited to: the 50 most highly paid officers having annual compensation greater than $130,000 (as adjusted from time to

- 2 - time); 5% owners; and 1% owners having annual compensation from the Company greater than $150,000 (as adjusted from time to time). Key Employees shall be identified as of December 31 of each year, and the list shall take effect on April 1 of the year following. “Pension Plan” means, as applicable, the Pension Plan of Constellation Energy Group, Inc., and, effective on and after February 1, 2022, the Pension Plan of Constellation Energy Nuclear Group, LLC and the Nine Mile Point Pension Plan, in each case as may be amended from time to time, or any successor plan. “Plan” means the Constellation Energy Group, Inc. Benefits Restoration Plan. “Plan Administrator” means the individual or entity set forth in Section 3. “Severance from Service Date” means: (i) for benefits earned and vested prior to January 1, 2005, the same as set forth in the Pension Plan; (ii) for benefits earned and vested on or after January 1, 2005, the date that the employee dies, retires, or otherwise has a termination of employment such that it is reasonably anticipated that the employee will perform no additional services, or the level of bona fide services performed would permanently decrease to no more than 20 percent of the average level of bona fide services performed in the immediately preceding 36-month period. 3. Plan Administration. The Director, Employee Benefit Plans & Programs of the Company or such other person designated by the Company’s Chief People Officer is the Plan Administrator and has sole authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Appeals of written decisions by the Plan Administrator may be made to the Vice President, Total Rewards of the Company or such other person appointed by the Company’s Chief People Officer. Decisions by the Vice President, Total Rewards shall be final and not subject to further appeal. The Plan Administrator shall have the power to delegate all or any part of his/her duties to one or more designees, and to withdraw such authority, by written designation. 4. Eligibility. Each employee of the Company or its subsidiaries whose Pension Plan benefits are reduced because of Internal Revenue Code Limitations, is a participant; provided, however that any such employee entitled to benefits payout under a plan listed in Appendix A is not a participant in this Plan; and provided further that employees or classifications of employees reflected in Appendix B are also not participants in this Plan. Effective January 1, 2016, new participants are limited to employees at salary band E05 (or its equivalent) or above.

- 3 - 5. Computation of Restoration Benefits. A participant’s (or if applicable, Surviving Spouse’s or Alternate Beneficiary’s) benefits under this Plan will be calculated as set forth below: (a) Compute without regard to Internal Revenue Code Limitations, but subject to any compensation limitations shown in Appendix C, the participant’s Gross Pension under the Pension Plan based on the participant’s Severance from Service Date and assuming that benefit payments commence on the first of the month following the Severance From Service Date; provided, however, that if the participant is not eligible to have payments start under the Pension Plan as of such date, benefit payments will be assumed to commence on the participant’s Normal Retirement Date in the form of a single life annuity; and Subtract from the above amount the participant’s Gross Pension amount under the Pension Plan using the same Benefit Commencement Date. (b) Or, if a participant dies before his/her Benefits Commencement Date, compute without regard to Internal Revenue Code Limitations but subject to any compensation limitations shown in Appendix C, the participant’s Surviving Spouse’s or Alternate Beneficiary’s benefit under the Pension Plan based on payments commencing on the first of the month following the participant’s date of death; and Subtract from the above amount the amount payable to the Surviving Spouse or Alternate Beneficiary under the Pension Plan based on payments commencing on the first of the month following the participant’s date of death. 6. For Benefits Earned and Vested Prior to January 1, 2005 (a) Form of payout of benefits - generally. For a participant, the payout under this Plan will be a bi-weekly payment, unless the participant makes a valid election to receive his/her payout in the form of a lump sum; however, if the present value of the participant’s Plan payout is under $50,000, it will be paid automatically in the form of a lump sum. For this purpose, the present value of the Plan payout will be the amount that would be payable to a participant under paragraph (c) if he or she elected to receive a lump sum. A participant may elect to receive his/her payout in the form of a lump sum by submitting to the Plan Administrator a signed election form. The form must be received by the Plan Administrator before the beginning of the calendar year during which the participant’s Severance From Service Date occurs. The election

- 4 - to receive a payout in the form of a lump sum may be revoked at any time before the beginning of the calendar year during which the participant’s Severance From Service Date occurs, by submitting to the Plan Administrator a new signed election form. (b) Amount and timing of participant bi-weekly benefits payout. A participant entitled to bi-weekly benefits payouts will receive bi-weekly payments based on the amount determined under Section 5; provided, however, that such amounts shall be reduced as applicable in accordance with the terms of the Pension Plan for (i) early receipt and (ii) if the participant elects to receive such payments in the form of a joint and survivor annuity, the cost of such annuity. Payments under this paragraph (b) shall commence effective with the first day of the month following the participant’s Severance From Service Date. If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Bi-weekly payments to the participant hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death. (c) Amount and timing of participant lump sum benefits payout. A participant entitled to a lump sum benefit payout will receive a lump sum payment based on the same assumptions and procedures that are used for determining lump sums in the Pension Plan. Such lump sum payment shall be paid to the participant within 60 days after the participant’s Severance From Service Date. (d) Amount and timing of Surviving Spouse or Alternate Beneficiary payout. i. Before Benefit Commencement Date: A Surviving Spouse or Alternate Beneficiary who is entitled to a Preretirement Survivor Annuity or a Preretirement Survivor Benefit under the Pension Plan shall receive a benefit payment under this Plan in the form of a lump sum equal to an amount determined under Section 5 and payable within 60 days after the participant’s death. ii. After Benefit Commencement Date: A participant who is entitled to begin receipt of bi-weekly benefits payments under paragraph (b) of this Section may elect to provide a survivor benefit to his/her Surviving Spouse or Alternate Beneficiary (whichever is applicable) in the form of a joint and survivor annuity, the calculation of which is set forth in the Pension Plan.

- 5 - Payments to either a Surviving Spouse or an Alternate Beneficiary under this Plan shall begin the first day of the month following the participant’s death. If the named Surviving Spouse or Alternate Beneficiary predeceases the participant, no survivor benefits are payable upon the participant’s death. If a participant elects survivor coverage for the bi-weekly benefit payments under this Plan, the participant must provide all appropriate survivor benefit information in the timing and manner established by the Plan Administrator, before commencing benefit payments under paragraph (b) of this Section. (e) Death of participant entitled to lump sum payout. In the event of the death of a participant after his/her Severance From Service Date and before the participant receives the lump sum payment under paragraph (c), such lump sum payment shall be made to the participant’s Alternate Beneficiary; and if there is no Alternate Beneficiary, payment shall be made to the Surviving Spouse; and if there is no Surviving Spouse, payment shall be made to the participant’s beneficiary under the employer’s employee life insurance plan; and if there is no beneficiary under the employer’s employee life insurance plan, payment shall be made to the participant’s estate. In the event of the death of a Surviving Spouse or Alternate Beneficiary after the participant’s death and before the Surviving Spouse or Alternate Beneficiary receives the lump sum payment under paragraph (d), such lump sum payment shall be made to the estate of the Surviving Spouse or Alternate Beneficiary (whichever is applicable.) The lump sum payment shall be the same amount and made at the same time as set forth in paragraphs (c) and (d). (f) Source of Payments. All payments under this Plan shall be made from the general corporate assets of the Company. 7. For Benefits Earned and Vested On or After January 1, 2005 (a) Form of payout of benefits - generally. i. For participants who first become eligible to participate prior to 2010: The payout under this Plan will be a bi-weekly payment, unless the participant makes a valid election to receive his/her payout in the form of a lump sum. Notwithstanding the foregoing, if upon the occurrence of a Separation from Service the present value of the participant’s Plan payout is less than $50,000, it will be paid automatically in the form of a lump sum. For this purpose, the present value of the Plan payout will be the

- 6 - amount that would be payable to a participant under paragraph (d)(ii) of this Section if he or she elected to receive a lump sum. Participants who do not elect a lump sum may elect a joint and survivor form of annuity at any time prior to the Benefit Commencement Date. Such joint and survivor annuity shall be actuarially equivalent to the participant’s single life annuity. The cost of a joint and survivor benefit shall be borne by the participant. ii. For participants who first become eligible to participate in 2010 or thereafter: The payout under this plan will be a lump sum, unless the participant makes a valid election to receive his/her payout in the form of a bi-weekly payment. Notwithstanding the foregoing, if upon the occurrence of a Separation from Service the present value of the participant’s Plan payout is less than $100,000, it will be paid automatically in the form of a lump sum. For this purpose, the present value of the Plan payout will be the amount that would be payable to a participant under paragraph (d)(ii) of this Section if he or she elected to receive a lump sum. Participants who do elect a biweekly payment may elect a joint and survivor form of annuity at any time prior to the Benefit Commencement Date. Such joint and survivor annuity shall be actuarially equivalent to the participant’s single life annuity. The cost of a joint and survivor benefit shall be borne by the participant. (b) Initial election of form of payment. i. For participants who first become eligible to participate prior to 2010: A participant may make an initial election to receive his or her payout in the form of a lump sum in the form and manner established by the Plan Administrator from time to time, but such initial election shall be made no later than 30 days after the first day of the participant’s taxable year immediately following the first year the participant accrues a benefit under the Plan. ii. For participants who first become eligible to participate in 2010 or thereafter: A participant may make an initial election to receive his or her payout in the form of a bi-weekly payment in the form and manner established by the Plan Administrator from time to time, but such initial election shall be made no later than 30 days after the first day of the participant’s taxable year immediately following the first year the

- 7 - participant accrues a benefit under the Plan. (c) Subsequent elections of form of payment. A participant may revoke his or her form of payment election at any time in the form and manner established by the Plan Administrator from time to time, but such revocation shall take effect no earlier than 12 months from the date the revocation is received by the Plan Administrator, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid. (d) Amount and timing of participant benefits payout. i. Bi-weekly Payments. A participant entitled to bi-weekly benefits payouts will receive bi-weekly payments based on the amount determined under Section 5; provided, however, that such amounts shall be reduced as applicable in accordance with the terms of the Pension Plan for (A) early receipt, and (B) if the participant elects as set forth in paragraph (a) to receive such payments in the form of a joint and survivor annuity, the cost of such annuity. Payments under this paragraph (i) shall commence effective with the first day of the month following the participant’s Severance From Service Date. If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Bi-weekly payments to the participant hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death. ii. Lump sum payments. A participant entitled to a lump sum benefit payout will receive a lump sum payment based on the same assumptions and procedures that are used for determining lump sums in the Pension Plan. Such lump sum payment shall be made within 60 days after the participant’s Severance From Service Date, and shall be paid to the participant. iii. Six-month delay for Key Employees. Notwithstanding the foregoing, a participant who is also a Key Employee shall receive no benefit payments under this Section 7 before the date that is six months after the participant’s Severance From Service Date. (e) Amount and timing of Surviving Spouse or Alternate Beneficiary payout.

- 8 - i. Before Benefit Commencement Date: A Surviving Spouse or Alternate Beneficiary who is entitled to a Preretirement Survivor Annuity or a Preretirement Survivor Benefit under the Pension Plan shall receive a benefit payment under this Plan in the form of a lump sum equal to an amount determined under Section 5 and payable within 60 days after the participant’s death. ii. After Benefit Commencement Date: A. For participants who first become eligible to participate prior to 2010: A participant who is entitled to begin receipt of bi-weekly benefits payments under paragraph (d) of this Section 7, may elect to provide a survivor benefit to his/her Surviving Spouse or Alternate Beneficiary (whichever is applicable) in the form of a joint and survivor annuity, the calculation of which is set forth in the Pension Plan, at any time prior to Benefit Commencement Date. Payments to either a Surviving Spouse or an Alternate Beneficiary under this Plan shall begin the first day of the month following the participant’s death. If the named Surviving Spouse or Alternate Beneficiary predeceases the participant, no survivor benefits are payable upon the participant’s death. If a participant elects survivor coverage for the bi-weekly benefit payments under this Plan, the participant must provide all appropriate survivor benefit information in the timing and manner established by the Plan Administrator, before commencing benefit payments under paragraph (d)(i) of this Section. B. For participants who first become eligible to participate in 2010 or thereafter: If a participant who elected to receive bi-weekly benefit payments also elects a survivor benefit pursuant to election procedure set forth in paragraph (a) of this Section 7, the calculation of which is set forth in the Pension Plan, then the Surviving Spouse or Alternate Beneficiary shall receive a benefit payment under this Plan in the form of a lump sum equal to the present value of that survivor benefit, calculated using the interest rate in effect at the time of death and payable within 60 days after the participant’s death. (f) Death of participant entitled to lump sum payout. In the event of the death of a participant after his/her Severance From Service Date and before the participant

- 9 - receives the lump sum payment under paragraph (d)(ii), such lump sum payment shall be made to the participant’s Alternate Beneficiary; and if there is no Alternate Beneficiary, payment shall be made to the Surviving Spouse; and if there is no Surviving Spouse, payment shall be made to the participant’s beneficiary under the employer’s employee life insurance plan; and if there is no beneficiary under the employer’s employee life insurance plan, payment shall be made to the participant’s estate. In the event of the death of a Surviving Spouse or Alternate Beneficiary after the participant’s death and before the Surviving Spouse or Alternate Beneficiary receives the lump sum payment under paragraph (e), such lump sum payment shall be made to the estate of the Surviving Spouse or Alternate Beneficiary (whichever is applicable.) The lump sum payment shall be the same amount and made at the same time as set forth in paragraphs (d) and (e), except that there shall be no six-month delay for payments relating to the benefits of Key Employees. (g) Source of Payments. All payments under this Plan shall be made from the general corporate assets of the Company. 8. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that a payment is subject to section 409A of the Code, it shall be paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law). 9. Miscellaneous. None of the benefits provided under this Plan shall be subject to alienation or assignment by any participant or beneficiary nor shall any of the benefits be subject to attachment or garnishment or other legal process except (i) to the extent specifically mandated and directed by applicable State or Federal law; or (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability. The Plan, or any provision thereof, may be amended, modified or terminated at any time by action of the Company’s Chief People Officer or such other senior officer to whom the Company has delegated amendment authority, except that no such amendment or termination shall (i) reduce or cancel the amount credited to the accounts of any Participant hereunder immediately prior to the date of such amendment or termination or (ii) cause an acceleration or other change in a payment under the Plan that would result in penalties under section 409A of the Code.

- 10 - Notwithstanding any provision of the Plan to the contrary, benefits paid or payable to a Participant under the Plan shall be subject to any executive or officer recoupment or claw back policy of the Board of Directors (including but not limited to Exelon’s Financial Restatement Compensation Recoupment Policy), as in effect from time to time. Any termination and/or recoupment of benefits under the Plan shall be in addition and without prejudice to any other remedies that the Company may elect to assert. Participation in this Plan shall not constitute a contract of employment between any employer and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person. The Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974. To the extent that any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. The provisions of the Plan shall bind and inure to the benefit of the Company and each Subsidiary and their successors and assigns, as well as each Participant and his or her successors. This Plan shall be governed in all respects by Maryland law, without respect to any conflicts of laws principles. IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed effective January 1, 2025. EXELON CORPORATION By: Denise Galambos Senior Vice President and Chief People and Equity Officer

A-1 APPENDIX A Participants entitled to a benefit payout under the following Constellation Energy Group plans are not participants in this Plan: 1. Senior Executive Supplemental Plan 2. Supplemental Pension Plan

B-1 APPENDIX B Pursuant to Section 4 of the Plan, the following employees or classification of employees are ineligible to participate in this Plan: Any individual whose employee benefit obligations were transferred to and assumed by Constellation Energy Company or its affiliate pursuant to the Separation Agreement between Exelon Corporation and Constellation Energy Corporation dated as of January 31, 2022. Individuals seconded to CENG from Électricité de France International, SA and its subsidiaries.

APPENDIX C Pursuant to Section 5(a) of the Plan, compensation used to calculate benefits under this Plan is limited as follows: Effective January 1, 2000, for participants employed by Constellation Energy Commodities Group, Inc. to perform functions such as marketing, trading or strategizing, as designated annually by CEG Human Resources, the bonus and incentive portion of a participant’s Final Average Pay or Average Annual Pay will be limited to a maximum of $200,000 per calendar year. Effective January 1, 2007, for participants employed by Constellation NewEnergy, Inc., CNE Gas Holdings, Inc., Constellation Energy Projects and Services Group Advisors, LLC and Constellation Energy Commodities Group, Inc. who first became participants in the Plan on or after April 1, 2011, and effective April 1, 2011, for participants employed by Constellation NewEnergy, Inc., CNE Gas Holdings, Inc., Constellation Energy Projects and Services Group Advisors, LLC and Constellation Energy Commodities Group, Inc. who first became participants in the Plan prior to April 1, 2011, the bonus and incentive portion of a participant’s Final Average Pay or Average Annual Pay will be limited to a maximum of $200,000 per calendar year. Notwithstanding the foregoing, nothing in this paragraph shall supersede any limitation previously applied to compensation earned in calendar years beginning prior to April 1, 2011.